Exhibit 99.2

CHAPARRAL ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

On December 18, 2013, Chaparral Energy, L.L.C. (the “Buyer”), a wholly owned subsidiary of the Chaparral Energy, Inc. (the “Company”), purchased oil and natural gas properties from Cabot Oil & Gas Corporation (the “Seller”) consisting of approximately 66,000 net acres located in Beaver and Texas counties, Oklahoma, and Ochiltree county, Texas (the “Acquired Properties”), for a purchase price of $153.9 million, subject to post-closing adjustments. The acquisition was financed with $14.9 million of cash on hand and $139.0 million of borrowings from the Company’s senior secured revolving credit facility.

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2013, was based on the unaudited balance sheet of the Company as of September 30, 2013, and includes pro forma adjustments to give effect to the acquisition as if it had occurred on September 30, 2013. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012, and the nine months ended September 30, 2013, were based on the audited statement of operations of the Company for the year ended December 31, 2012, and the unaudited statement of operations of the Company for the nine months ended September 30, 2013, respectively, and include pro forma adjustments to give effect to the acquisition as if it had occurred on January 1, 2012.

These unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and are not necessarily indicative of the results that actually would have occurred had the transaction been in effect on the dates or for the periods indicated, or of results that may occur in the future. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and the audited Statements of Revenues and Direct Operating Expenses for the Acquired Properties (filed as an exhibit to this report).

Chaparral Energy, Inc. and subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2013

(in thousands, except share data )	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$37,314	$(14,858)	(b)	$22,456
Accounts receivable, net	96,463	—		96,463
Inventories	12,069	—		12,069
Prepaid expenses	2,714	—		2,714
Derivative instruments	4,449	—		4,449
Deferred income taxes	989	—		989

Total current assets	153,998	(14,858)		139,140
Property and equipment—at cost, net	67,302	—		67,302
Oil and natural gas properties, using the full cost method:
Proved	3,062,399	67,275	(a)	3,129,674
Unevaluated (excluded from the amortization base)	250,026	87,663	(a)	337,689
Accumulated depreciation, depletion, amortization and impairment	(1,420,348)	—		(1,420,348)

Total oil and natural gas properties	1,892,077	154,938		2,047,015
Derivative instruments	4,032	—		4,032
Assets held for sale	4,599	—		4,599
Other assets	35,940	—		35,940

	$2,157,948	$140,080		$2,298,028

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$116,225	$951	(f)	$117,176
Accrued payroll and benefits payable	22,293	—		22,293
Accrued interest payable	33,390	—		33,390
Revenue distribution payable	23,333	—		23,333
Current maturities of long-term debt	3,322	—		3,322
Derivative instruments	6,971	—		6,971

Total current liabilities	205,534	951		206,485
Long-term debt and capital leases, less current maturities	1,376,736	139,000	(b)	1,515,736
Derivative instruments	22	—		22
Stock-based compensation	3,133	—		3,133
Asset retirement obligations	45,349	1,080	(a)	46,429
Deferred income taxes	45,394	—		45,394
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 600,000 shares authorized, none issued and outstanding	—	—		—

Common stock, $0.01 par value, 50,000,004 shares authorized and 1,422,267 and 1,420,034 shares issued and outstanding	14	—		14
Additional paid in capital	423,993	—		423,993
Retained earnings	52,328	(951)	(f)	51,377
Accumulated other comprehensive income, net of taxes	5,445	—		5,445

	481,780	(951)		480,829

	$2,157,948	$140,080		$2,298,028

The accompanying notes are an integral part of these pro forma financial statements

Chaparral Energy, Inc. and subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2012

(in thousands)	Historical	Acquired Properties Historical		Pro Forma Adjustments	Pro Forma
Revenues:
Oil and natural gas sales	$509,503	$43,095	(c)	$—	$552,598
Gain from oil and natural gas hedging activities	46,746	—		—	46,746

Total revenues	556,249	43,095		—	599,344
Costs and expenses:
Lease operating expense	130,960	2,825	(c)	—	133,785
Production tax	32,003	609	(c)	—	32,612
Depreciation, depletion and amortization	169,307	—		14,210 (d)	183,517
Loss on impairment of other assets	2,000	—		—	2,000
General and administrative	49,812	—		—	49,812

Total costs and expenses	384,082	3,434		14,210	401,726

Operating income (loss)	172,167	39,661		(14,210)	197,618
Non-operating income (expense):
Interest expense	(98,402)	—		(2,776) (e)	(101,178)
Non-hedge derivative gains	49,685	—		—	49,685
Loss on extinguishment of debt	(21,714)	—		—	(21,714)
Other income and expenses	504	—		—	504

Net non-operating expense	(69,927)	—		(2,776)	(72,703)

Income (loss) before income taxes	102,240	39,661		(16,986)	124,915
Income tax expense	37,837	—		8,390 (g)	46,227

Net income (loss)	$64,403	$39,661		$(25,376)	$78,688

The accompanying notes are an integral part of these pro forma financial statements

Chaparral Energy, Inc. and subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended Ended September 30, 2013

(in thousands)	Historical	Acquired Properties Historical		Pro Forma Adjustments	Pro Forma
Revenues:
Oil and natural gas sales	$433,489	$56,860	(c)	$—	$490,349
Gain from oil and natural gas hedging activities	28,544	—		—	28,544

Total revenues	462,033	56,860		—	518,893
Costs and expenses:
Lease operating expense	104,232	5,237	(c)	—	109,469
Production taxes	25,299	472	(c)	—	25,771
Depreciation, depletion and amortization	139,439	—		16,486 (d)	155,925
Loss on impairment of other assets	1,090	—		—	1,090
General and administrative	38,626	—		—	38,626

Total costs and expenses	308,686	5,709		16,486	330,881

Operating income (loss)	153,347	51,151		(16,486)	188,012
Non-operating income (expense):
Interest expense	(72,565)	—		(2,082) (e)	(74,647)
Non-hedge derivative losses	(26,484)	—		—	(26,484)
Other income and expenses	837	—		—	837

Net non-operating expense	(98,212)	—		(2,082)	(100,294)

Income (loss) before income taxes	55,135	51,151		(18,568)	87,718
Income tax expense	19,993	—		12,062 (g)	32,055

Net income (loss)	$35,142	$51,151		$(30,630)	$55,663

The accompanying notes are an integral part of these pro forma financial statements

CHAPARRAL ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(dollars in thousands, unless otherwise noted)

1.	Basis of Presentation

The historical financial information is derived from the historical consolidated financial statements of the Company and the historical statements of revenues and direct operating expenses of the Acquired Properties. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013, has been prepared as if the acquisition had taken place on September 30, 2013. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012, and for the nine months ended September 30, 2013, assume that the acquisition occurred on January 1, 2012.

2.	Pro Forma Adjustments

a)	Adjustment to oil and natural gas properties reflects the preliminary purchase price allocation of the Acquired Properties, including proved and unproved property as well as asset retirement obligations.

b)	Adjustment to reflect the cash consideration paid for the acquired properties out of cash on hand and borrowings from the Company’s senior secured revolving credit facility.

c)	Adjustment to reflect pro forma revenues and direct operating expenses of the Acquired Properties for the year ended December 31, 2012, and the nine months ended September 30, 2013.

d)	Adjustment to recognize pro forma accretion of asset retirement obligations as well as depreciation and depletion attributable to the Acquired Properties, using the units of production method under the full cost method of accounting, as if the acquisition had taken place on January 1, 2012.

e)	Adjustment to recognize pro forma interest expense on borrowings to finance the acquisition.

f)	Adjustment to accumulated retained earnings to reflect $951 of costs incurred in conjunction with the acquisition. These costs are non-recurring and have been excluded from the pro forma condensed consolidated statements of operations.

g)	Adjustment to recognize a pro forma income tax provision utilizing an effective tax rate of 37.0% for the year ended December 31, 2012, and the nine months ended September 30, 2013.

CHAPARRAL ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—CONTINUED

(dollars in thousands, unless otherwise noted)

3.	Supplemental Pro Forma Combined Oil and Gas Reserve and Standardized Measure Information (Unaudited)

The following unaudited supplemental pro forma oil and natural gas reserve tables present how the combined oil and gas reserve and standardized measure information of the Company and the Acquired Properties may have appeared had the properties been acquired on January 1, 2012. The Supplemental Pro Forma Combined Oil and Gas Reserve and Standardized Measure Information is for illustrative purposes only.

Estimated Pro Forma Combined Quantities of Proved Reserves

	Historical		Acquired Properties		Total Pro Forma
	Oil	Natural gas	Oil	Natural gas	Oil	Natural gas
	(Mbbls)(1)	(MMcf)	(Mbbls)	(MMcf)	(Mbbls)(1)	(MMcf)
Proved Reserves
Balance at January 1, 2012	100,380	335,280	861	1,209	101,241	336,489
Purchases of minerals in place	—	57	—	—	—	57
Sales of minerals in place	(2,694)	(6,608)	—	—	(2,694)	(6,608)
Extensions and discoveries	7,117	37,256	1,587	1,196	8,704	38,452
Revisions	3,410	(89,036)	(117)	641	3,293	(88,395)
Improved recoveries	842	—	—	—	842	—
Production	(5,812)	(19,834)	(470)	(767)	(6,282)	(20,601)

Balance at December 31, 2012	103,243	257,115	1,861	2,279	105,104	259,394

Proved developed at January 1, 2012	62,450	226,008	311	1,078	62,761	227,086
Proved developed at December 31, 2012	63,956	185,826	1,073	1,727	65,029	187,553

(1)	Includes natural gas liquids

Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

	Year Ended December 31, 2012
	Historical	Acquired Properties	Pro Forma Adjustments	Pro Forma

Future cash flows	$9,690,171	$178,161	—	$9,868,332
Future production costs	(3,737,069)	(53,856)	—	(3,790,925)
Future development and abandonment costs	(1,172,786)	(43,388)	—	(1,216,174)
Future income tax provisions	(1,223,036)	(10,273)	(474)	(1,233,783)

Net future cash flows	3,557,280	70,644	(474)	3,627,450
Less effect of 10% discount factor	(2,033,599)	(26,481)	178	(2,059,902)

Standardized measure of discounted future net cash flows	$1,523,681	$44,163	$(296)	$1,567,548

CHAPARRAL ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—CONTINUED

(dollars in thousands, unless otherwise noted)

Changes in the Pro Forma Combined Standardized Measure of Discounted Net Cash Flows

	Year Ended December 31, 2012
	Historical	Acquired Properties	Pro Forma Adjustments	Pro Forma
Beginning of year	$1,597,912	$20,135	—	$1,618,047
Sale of oil and natural gas produced, net of production costs	(346,627)	(39,662)	—	(386,289)
Net changes in prices and production costs	(206,640)	3,518	—	(203,122)
Extensions and discoveries	224,903	45,178	—	270,081
Improved recoveries	14,204	—	—	14,204
Changes in future development costs	(18,184)	—	—	(18,184)
Development costs incurred during the period that reduced future development costs	118,502	14,825	—	133,327
Revisions of previous quantity estimates	(192,894)	(145)	—	(193,039)
Purchases and sales of reserves in place, net	(54,070)	—	—	(54,070)
Accretion of discount	214,794	2,213	—	217,007
Net change in income taxes	166,238	(8,273)	(296)	157,669
Changes in production rates and other	5,543	6,374	—	11,917

End of year	$1,523,681	$44,163	$(296)	$1,567,548